CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer International Growth Fund

We consent to the incorporation by reference in this Registration Statement of Oppenheimer International Growth Fund on Form N-14 of our report dated January 20, 2009 appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado

May 26, 2009